                                                                   EXHIBIT 10.31

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      Among

                              SUMMO USA CORPORATION

                                       and

                           SUMMO MINERALS CORPORATION

                                  as Borrowers

                                   THE LENDERS

                   executing this Credit Agreement as a Lender

                                       and

                           RESOURCE CAPITAL FUND L.P.

                                    as Agent

                            Dated as of June 25, 1999

                                CREDIT AGREEMENT

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE 1      CERTAIN DEFINITIONS AND ACCOUNTING PRINCIPLES...................2
1.1             Certain Defined Terms..........................................2
1.2             Accounting Principles.........................................10
1.3             Currency Conversions..........................................10

ARTICLE 2      COMMITMENTS, USE OF PROCEEDS,FEES..............................11
2.1             Commitment....................................................11
2.2             Use of Proceeds...............................................11
2.3             Fees  ........................................................11

ARTICLE 3      PROCEDURE AND PAYMENT..........................................12
3.1             Advance Procedure.............................................12
3.2             Principal and Interest Payments Generally.....................12
3.3             Interest......................................................12
3.4             Repayment of the Loans........................................14
3.5             Application of Prepayments....................................14
3.6             Increased Costs and Reduction in Return.......................14
3.7             Payments and Computations.....................................15
3.8             Payment on Non-Business Days..................................15
3.9             Taxes ........................................................15
3.10            Authorized Representatives....................................17

ARTICLE 4      COLLATERAL SECURITY............................................17
4.1             Right of Set-off..............................................17
4.2             Lisbon Valley Additional Collateral...........................18
4.3             Subordination of Liens........................................18

ARTICLE 5      CONDITIONS PRECEDENT...........................................19
5.1             Conditions Precedent to the Initial Advance...................19
5.2             Conditions Precedent to All Advances..........................21

ARTICLE 6      REPRESENTATIONS AND WARRANTIES.................................22
6.1             Representations and Warranties of Borrowers...................22

ARTICLE 7      AFFIRMATIVE COVENANTS OF BORROWERS.............................27
7.1             Compliance with Laws, Etc.....................................27
7.2             Reporting Requirements........................................27

7.3             Inspection....................................................29
7.4             Maintenance of Insurance......................................29
7.5             Keeping of Records and Books of Account.......................29
7.6             Preservation of Existence, Etc................................29
7.7             Conduct of Business...........................................30
7.8             Notice of Default.............................................30
7.9             Defense of Title..............................................30
7.10            Operations....................................................30
7.11            Maintenance of the Lisbon Valley Properties...................30
7.12            Payment of Project Expenses...................................30

ARTICLE 8      NEGATIVE COVENANTS OF BORROWERS................................31
8.1             Indebtedness..................................................31
8.2             Liens, Etc....................................................31
8.3             Assumptions, Guarantees, Etc. of Indebtedness of Other
                      Persons.................................................33
8.4             Investments in Other Persons..................................33
8.5             Mergers, Changes in Capital Structures, Etc...................33
8.6             Sale of Project Assets........................................33
8.7             Restrictive and Inconsistent Agreements.......................34
8.8             Grant of Royalties............................................34
8.9             Limitation on Issuance of Shares..............................34
8.10            Summo Dividends...............................................34

ARTICLE 9      THE WARRANT AGREEMENT..........................................34
9.1             Issuance of Warrant Agreement and Warrants....................34

ARTICLE 10     EVENTS OF DEFAULT..............................................35
10.1            Events of Default.............................................35
10.2            Remedies Upon Event of Default................................37

ARTICLE 11     THE AGENT......................................................38
11.1            Actions.......................................................38
11.2            Reliance......................................................39
11.3            Exculpation...................................................39
11.4            Consultation With Counsel, etc................................39

11.5            Successors....................................................40
11.6            Credit Decisions..............................................40
11.7            Copies, etc...................................................40

ARTICLE 12     MISCELLANEOUS..................................................41
12.1            Lenders' Representation on Summo Board of Directors...........41
12.2            Amendments, Etc...............................................41
12.3            Notices, Etc..................................................41

12.4            No Waiver; Remedies...........................................42
12.5            Costs, Expenses and Taxes.....................................42
12.6            Indemnification...............................................43
12.7            Binding Effect; Assignment....................................43
12.8            GOVERNING LAW.................................................43
12.9            Submission to Jurisdiction....................................44
12.10           Waiver of Jury Trial..........................................44
12.11           Execution in Counterparts.....................................44
12.12           Inconsistent Provisions.......................................44
12.13           Termination of Agreement......................................44
12.14           Entire Agreement..............................................45
12.15           Invalidity, etc...............................................45

                                    SCHEDULES

Schedule 1.1(a)        Lisbon Valley Properties
Schedule 1.1(b)        Material Agreements
Schedule 1.1(c)        Work Program and Budget
Schedule 3.10          Authorized Representative
Schedule 5.1(b)(ii)    Required Summo Board of Directors Membership
Schedule 6.1(a)        Borrowers' and Lisbon Valley's Subsidiaries
Schedule 6.1(e)        Litigation
Schedule 6.1(h)        Disclosure Schedule
Schedule 6.1(i)        Existing Liens and Burdens on Production
Schedule 6.1(j)        Capital Structure
Schedule 6.1(m)        Environmental Disclosures
Schedule 6.1(n)        Indebtedness
Schedule 6.1(q)        Project Permits
Schedule 7.4           Insurance

                                    EXHIBITS

Exhibit A              Form of Request for Advance
Exhibit B              Form of Note
Exhibit C-1            Form of Summo's Omnibus Certificate
Exhibit C-2            Form of Summo (USA)'s Omnibus Certificate
Exhibit C-3            Form of Lisbon Valley's Omnibus Certificate
Exhibit D-1            Form of Opinion of Borrowers' and Lisbon Valley's Counsel
Exhibit D-2            Form of Security Opinion
Exhibit E              Form of Warrant Agreement
Exhibit F-1            Form of Summo's Pledge and Security Agreement
Exhibit F-2            Form of Summo (USA)'s Pledge and Security Agreement
Exhibit G              Form of Amendment to Deed of Trust
Exhibit H              Form of Amendment to Pledge and Security Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 25, 1999, is by and among SUMMO USA CORPORATION, a corporation organized and existing under the laws of Colorado ("Summo USA"), SUMMO MINERALS CORPORATION, a corporation organized and existing under the laws of British Columbia ("Summo," with Summo
(USA) and Summo referred to as "Borrowers"), the Persons identified on the signature pages hereof as lenders (each a "Lender" and together the "Lenders") and RESOURCE CAPITAL FUND L.P., a Cayman Islands limited partnership (in such capacity, together with its successors and permitted assigns in such capacity, the "Agent").

                                    Recitals

      A. Loans evidenced by an Amended and Restated Convertible Promissory Note effective as of January 1, 1999 (the "Existing Credit Agreement") have been extended by St. Mary Minerals Inc. and St. Mary Land & Exploration Company to the Borrowers on a joint and several liability basis and remain outstanding. The loans are currently held by the Lenders as follows: St. Mary Minerals, Inc., in the amount of US$1,400,000, and Resource Capital Fund L.P., in the amount of US$2,059,101.

      B. The Lenders and the Borrowers desire hereby to amend, restate and replace the Existing Credit Agreement to provide for loans by Resource Capital Fund L.P. pursuant hereto to the Borrowers of up to an additional US$1,940,899, and in various other particulars as provided herein.

                                    Agreement

      NOW, THEREFORE, in consideration of the following mutual covenants and agreements, the Borrowers, the Lenders and the Agent hereby amend, modify, supersede and completely restate the Existing Credit Agreement to read as follows:

                                    ARTICLE 1

                  CERTAIN DEFINITIONS AND ACCOUNTING PRINCIPLES

      1.1 Certain Defined Terms. As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings:

      "Advance" means an advance of the Loans by RCF to the Borrowers as provided in Section 3.1.

      "Advance Period" means the period from the Effective Date until the first to occur of (a) December 31, 2000 and (b) any Date of Default pursuant to
Section 10.2 hereunder.

      "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with another Person, provided that, for purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agent's Account" means for the account of the Agent, at Morgan Guaranty Trust Company, ABA # 031-100-238, 345 Park Avenue, 7th Floor, New York, New York, Account No. 400-18-158.

      "Agent's Fee" has the meaning specified in Section 2.3(b) hereof.

      "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, supplemented, or otherwise modified in accordance with its terms and in effect from time to time.

      "Amendment to Deed of Trust" means the Amendment to Deed of Trust from Lisbon Valley substantially in the form of Exhibit G hereto.

      "Amendment to Pledge and Security Agreement" means the Amendment to Pledge and Security Agreement in the form of Exhibit H hereto.

      "Amount Outstanding" means the total aggregate principal amount of Loans outstanding on the date of determination (which shall be a Business Day).

      "Applicable Margin" means, with respect to the rate of interest payable by the Borrowers on the Loans, two and one-half percent (2-1/2%) per annum.

      "Authorized Representatives" has the meaning specified in Section 3.10.

      "Borrowers" means Summo (USA) and Summo, on a joint and several liability basis.

      "Borrowers' Account" means a demand deposit account established by the Borrowers at Norwest Bank Colorado, N.A., Account Number 1018025004, into which all Advances will be deposited.

      "Breakage Costs" means all actual costs and losses which the Lenders may incur (other than lost profits) as a result of payment of the Principal Amount of any Loan other than at the end of an Interest Period, as referenced in
Section 3.3(c).

      "Business Day" means a day of the year on which banks in Denver, Colorado, and New York, New York are open for business.

      "Canadian Dollars" and the symbol "C$" each mean lawful money of Canada.

      "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Collateral" means all properties, rights and interests subject to any of the Security Documents.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, less the value of any bonds, letters of credit or cash collateral of such Person securing such contingent liability.

      "Credit Documents" means this Agreement, the Note, the Requests for Advance, and each of the Security Documents, and all modifications and extensions of such Instruments in accordance with their terms.

      "Date of Default" shall have the meaning specified in Section 10.2(a).

      "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Default Rate" shall mean an annual rate of interest on the Loans, which shall apply at any time that amounts payable hereunder or under the other Credit Documents by the Borrowers, including principal, interest, fees and reimbursable expenses, are due and payable but unpaid, which rate of interest shall equal the sum of the LIBOR Rate plus the Applicable Margin plus four percent (4%).

      "Effective Date" means June 25, 1999.

      "Environmental Laws" means national, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

      "Establishment Fee" has the meaning specified in Section 2.3(a).

      "Event of Default" has the meaning set forth in Section 10.1.

      "Existing Loans" means the loans evidenced by the Existing Credit Agreement, being in the aggregate amount (Principal Amount and accrued interest) of US$3,459,101.

      "Existing Pledge and Security Agreement" means the Pledge and Security Agreement dated November 23, 1998, made by Summo (USA) and Lisbon Valley in favor of St. Mary.

      "Fees" means the Agent's Fee and the Establishment Fee.

      "GAAP" means generally accepted accounting principles in the United States and Canada, as applicable to the Borrowers and Lisbon Valley.

      "Governmental Acts" has the meaning set forth in Section 3.6.

      "Governmental Authority" means the federal governments of the United States and Canada and the provincial, state, territorial, county, city and political subdivisions in which any property of the Borrowers and Lisbon Valley is located or which exercises valid jurisdiction over any such property, or in which the Borrowers or Lisbon Valley conducts business or is otherwise present, and any agency, department, commission, board, bureau or instrumentality of any of them which exercises valid jurisdiction over the Borrowers or Lisbon Valley.

      "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

      "Indebtedness" means, for any Person, without duplication:

            (a) all obligations of such Person for borrowed money including (i) in the case of such obligations, all notes payable and drafts accepted representing extensions of credit; and (ii) in the case of the Borrowers, the Borrower's Obligations and all obligations evidenced by bonds, debentures, notes, or other similar Instruments on which interest charges are customarily paid;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

      "Initial Advance" means the first Advance of a Loan made by RCF to the Borrowers under this Agreement.

      "Instrument" means any contract, agreement, indenture, mortgage, document or writing (whether formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

      "Interest Period" has the meaning set forth in Section 3.3(b).

      "Lenders" means RCF and St. Mary and their respective permitted successors and assigns.

      "LIBOR Rate" means, relative to any Interest Period, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum quoted by the Reuter Monitor Money Rates Service at which United States Dollar deposits in immediately available funds are offered in the London interbank market as at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period.

      "Lien" means, as to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to, or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement. A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

      "Lisbon Valley" means Lisbon Valley Mining Co. LLC., a limited liability company organized under the laws of Utah, of which Summo and Summo(USA) are the sole members.

      "Lisbon Valley Feasibility Study" means the feasibility study by Robert & Schaefer Company of Salt Lake City, Utah, dated June 18, 1996 and updated October 23, 1996, pertaining to the development of the Lisbon Valley Properties.

      "Lisbon Valley Properties" means the unpatented mining claims, state and fee leases and fee lands held by Lisbon Valley in San Juan County, Utah, which are identified in Schedule 1.1(a) hereto, together with all extensions and renewals of such rights and interests and any additional rights and interests acquired by the Borrowers, Lisbon Valley, or any Affiliate of any such Person in such rights and interests or lands subject thereto.

      "Loans" means the existing Loans and the additional amounts Advanced by RCF to the Borrowers pursuant hereto.

      "Losses" shall have the meaning specified in Section 12.6.

      "Market Price" means on a specified date, the weighted average price per Share at which the Shares have traded: (a) on The Toronto Stock Exchange; (b) if the Shares are not listed on The Toronto Stock Exchange, on the stock exchange on which the Shares are listed with the highest volume of the trading in the calendar month preceding such determination; or (c) if the Shares are not listed, on the over-the-counter market; during the 20 consecutive trading days (on each of which at least 500 Shares are traded in board lots) ending the third trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Shares sold.

      "Material Agreements" means the contracts, agreements, leases and other binding commitments and undertakings of the Borrowers and Lisbon Valley, the performance or breach of which could have a Material Adverse Effect on the Borrowers or Lisbon Valley, respectively, which Instruments are identified in
Schedule 1.1(b) hereto.

      "Material Adverse Effect" means, with respect to any Person, an effect, resulting from any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which is materially adverse to:

            (a) the consolidated business, assets, revenues, financial condition, operations or prospects of such Person;

            (b) the ability of such Person to make any payment or perform any other material obligation required under any material agreement (including, with respect to the Borrowers, this Agreement or any of the Credit Documents); or

            (c) in the case of the Borrowers and Lisbon Valley, involves a liability or obligation (other than contractual commitments entered into by either of the Borrowers or Lisbon Valley as contemplated by the Work Program and Budget or otherwise in the ordinary course of business which are not in default) of US$50,000 or more.

      "Maturity Date" means the date on which the Loans are payable in full by the Borrowers, being the first to occur of (a) any date on which the Lenders accelerate the due date of any of the Loans by reason of an Event of Default pursuant to Section 10.2, and (b) the Scheduled Maturity Date.

      "Maximum Credit Amount" means Five Million Four Hundred Thousand United States Dollars (US$5,400,000).

      "month" means a calendar month.

      "Note" and "Notes" means the Replacement Promissory Notes of the Borrowers to each Lender substantially in the form of Exhibit B hereto.

      "Obligations" means all obligations of the Borrowers with respect to the repayment or performance of all obligations (monetary or otherwise) of the Borrowers arising under or in connection with this Agreement, and each other Transaction Document.

      "Other Taxes" shall have the meaning specified in Section 3.9(b).

      "Permitted Liens" means the Liens identified in Schedule 6.1(i) and the Liens permitted by clauses (i) through (xi) of Section 8.2.

      "Percentage" shall be a percentage amount for each Lender, being an amount determined at any time by dividing the Principal Amount of Loans made by such Lender by the Principal Amount of all Loans hereunder.

      "Person" means an individual, partnership, corporation (including a business trust), joint venture limited liability company or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

      "Pledge Agreements" means the Summo Pledge and Security Agreement and the Summo (USA) Pledge and Security Agreement.

      "Principal Amount" means, as of any date, the outstanding principal amount of the Loans.

      "Project" means the development and operation of an open pit copper mine and associated solvent extraction-electrowinning facilities on the Lisbon Valley Properties and surrounding areas in accordance with the Lisbon Valley Feasibility Study Work Program and Budget.

      "Project Assets" means all properties, assets or other rights, whether now owned or hereafter acquired by or for the benefit of Lisbon Valley, the Borrowers or any Affiliate thereof, which are used or intended for use in or forming part of the Project.

      "Project Permits" shall have the meaning specified in Section 6.1(r).

      "RCF" means Resource Capital Fund L.P., a Cayman Islands limited partnership, in its capacity as a Lender hereunder.

      "Repayment Event" means a sale or other disposition by the Borrowers or Lisbon Valley to any Person other than a direct or indirect wholly-owned Subsidiary of the Borrowers or Lisbon Valley of any interest in the Lisbon Valley Properties and the Project in excess of 5%. For purposes hereof, a joint venture, partnership, limited liability company, joint operating agreement or any other cooperative agreement with a Person other than a wholly-owned Subsidiary of the Borrowers or Lisbon Valley shall constitute a sale or other disposition.

      "Request for Advance" means the irrevocable request by the Borrowers for an Advance in the form set forth in Exhibit A hereto, signed by an Authorized Representative of the Borrowers.

      "Scheduled Maturity Date" means July 1, 2004.

      "Security Documents" means the Existing Pledge and Security Agreement, the Amendment to Pledge and Security Agreement, the Amendment to Deed of Trust, the Pledge Agreements, all modifications and amendments thereof, and all financing statements or other Instruments filed or required to be filed or notices given or required to be given in order to perfect the Liens created by any of the foregoing.

      "Shares" mean the no par value common shares of capital stock of Summo.

      "St. Mary" means St. Mary Minerals Inc., a Colorado corporation, a Lender hereunder.

      "Subsidiary" means any corporation, association or other business entity more than 50% of each class of equity or voting securities of which is owned, directly or indirectly, by either of the Borrowers.

      "Summo's Pledge and Security Agreement" means the Pledge and Security Agreement executed by Summo substantially in the form of Exhibit F-1 hereto.

      "Summo (USA)'s Pledge and Security Agreement" means the Pledge and Security Agreement executed by Summo (USA) substantially in the form of Exhibit F-2 hereto.

      "Taxes" shall have the meaning specified in Section 3.9.

      "Transaction Documents" means the Credit Documents and the Warrant Agreement, together with all other Instruments executed by the Agent, either of the Lenders, either of the Borrowers or Lisbon Valley in connection therewith.

      "United States Dollars" and the symbol "US$" each mean lawful money of the United States of America.

      "Warrants" shall have the meaning specified in the Warrant Agreement.

      "Warrant Agreement" means the Warrant Agreement appended hereto as Exhibit E.

      "Work Program and Budget" means the program for work on and holding, care and maintenance costs associated with the Lisbon Valley Properties and other properties of the Borrowers and other activities, and the budget therefor agreed upon by the Agent and the Borrowers, a copy of which is appended hereto as
Schedule 1.1(c).

      "year" means a calendar year.

      1.2 Accounting Principles. All accounting terms not otherwise defined herein shall be construed, all financial computations required under this Agreement and any other

Transaction Document shall be made and shall be prepared, in accordance with GAAP applied on a basis consistent with the financial statements referred to in
Section 6.1(f) except as specifically provided herein.

      1.3 Currency Conversions. For purposes of application of the provisions of this Agreement and the other Credit Documents, United States Dollar, Canadian Dollar and any other relevant currency amounts will be converted by the Agent, by reference to the rate of exchange quoted by Bloomberg as the 12:30-13:30 New York Composite Opening Spot Rate for the relevant currencies on such day.

                                    ARTICLE 2

                       COMMITMENTS, USE OF PROCEEDS, FEES

      2.1 Commitments. Subject to all of the terms and conditions of this Agreement, RCF agrees to make Advances of Loans to the Borrowers from time to time during the Advance Period on a joint and several liability basis as provided in Section 3.1, provided, however, that the aggregated Principal Amount of Existing Loans and Loans Advanced hereunder shall not exceed the Maximum Credit Amount.

      2.2 Use of Proceeds. The Borrowers will utilize the proceeds of the Loans exclusively as follows:

            (a) to fund holding and other costs of the Lisbon Valley Properties as outlined in the Work Program and Budget;

            (b) to fund costs and expenses of Summo associated with copper property identification, evaluation and acquisition in North and South America as outlined in the Work Program and Budget or as otherwise approved by the Agent; and

            (c) to fund general working capital requirements of the Borrowers contemplated by the Work Program and Budget or as otherwise approved by the Agent.

      2.3 Fees.

            (a) Establishment Fee. The Borrowers agree to pay to the Lenders a fee (the "Establishment Fee") at such time as the Borrowers have satisfied (or the Agent has waived, in its sole discretion) all of the conditions precedent set forth in Sections 5.1 and 5.2 hereof in the amount of Eighty Thousand United States Dollars (US$80,000). The Establishment Fee will be payable on the first to occur of (i) the third Business Day after the Agent's notice to the Borrowers that all conditions to the Initial Advance have been satisfied or waived, or
(ii) the date of the Initial Advance. The Establishment Fee (which will be shared by the Lenders 74.07% to RCF and 25.93% to St. Mary) is not refundable to the Borrowers, in whole or in part, under any circumstances.

            (b) Agent's Fee. The Borrowers will pay the Agent an annual fee in the amount of US$10,000 (the "Agent's Fee"). The Agent's Fee will be payable by the Borrowers commencing July 1, 2000 and on each July 1 thereafter while any of the Borrowers' Obligations remain outstanding. The Agent's Fee will be retained by the Agent and not distributed to the Lenders. No portion of the Agent's Fee is refundable to the Borrowers under any circumstances.

            (c) Fee Payments. Payments of the Fees shall be made in United States Dollars by wire transfer to the Agent's Account or, if payment is being made on the date of the Initial Advance, at the Borrowers' election by written notice to the Agent, deducted from the Initial Advance.

                                    ARTICLE 3

                              PROCEDURE AND PAYMENT

      3.1 Advance Procedure. Not less than two Business Days prior to the desired date of the Advance of a Loan, the Borrowers will jointly submit a Request for Advance to the Agent. Requests for Advance will be submitted approximately quarterly and will pertain to expected unfunded cash requirements of the Borrowers during the following three months which are included in Section
2.2. Each Request for Advance, which will be effective only upon actual receipt by the Agent, will specify the Business Day on which the Advance is requested to be made. Advances, which shall be made solely by RCF, shall be in the minimum amount of US$200,000. No Advances will be made by St. Mary. Each Advance will be made by deposit of the funds Advanced into the Borrowers' Account.

      3.2 Principal and Interest Payments Generally. All principal and interest payments due hereunder shall be made in immediately available funds in United States Dollars to the Agent at the Agent's Account or at another account designated by the Lenders, except that to the extent permitted by applicable law and the rules and regulations of The Toronto Stock Exchange, interest payments which are not overdue may, at the Borrowers' election, be made by delivery of Shares in accordance with Section 3.3(d).

      3.3 Interest.

            (a) General. The Borrowers shall pay interest on the outstanding Principal Amount of the Loans calculated on a 360-day year basis at the LIBOR Rate plus the Applicable Margin or at the Default Rate, whichever is applicable. Interest payable shall be calculated daily and compounded monthly. Interest shall be payable semi-annually in arrears on the first Business Day of July and January, commencing January, 2000 with respect to the preceding six month period, except that interest accruing while an Event of Default is outstanding and interest accruing at the Default Rate shall be payable on demand. The Borrowers shall pay to St. Mary at closing accrued interest on the $1,400,000 Principal Amount of the St. Mary Loan hereunder, at the interest rate provided in the Existing Credit Agreement, for the period May 1, 1999 through June 25, 1999.

            (b) Interest Periods. The interest period for each Advance ("Interest Period") shall be 30 days, or such longer period of days as may be requested by the Borrowers and agreed to by the Agent in its sole discretion, on a 360-day year basis. No Interest Period for a Loan shall end after the Scheduled Maturity Date.

            (c) Indemnification. The Borrowers shall indemnify the Lenders against any direct loss or expense (not including lost profits on re-employment of capital) which the Lenders may sustain or incur as a result of the failure by the Borrowers to pay when due the Principal Amount of the Loans. A certificate or other notice of the Lenders submitted to the Borrowers setting forth the amounts necessary to indemnify the Lenders in respect of such loss or expense, shall constitute evidence of the accuracy of the information contained therein in the absence of error and, absent notice from the Borrowers of such error, shall be conclusive and binding for all purposes.

            (d) Payment of Interest by Delivery of Shares. The Borrowers may, to the extent permitted by applicable law and the rules and regulations of The Toronto Stock Exchange, elect to pay any interest due hereunder which does not constitute interest which accrued while an Event of Default is outstanding (i) by giving notice to the Lenders not less than five Business Days prior to the due date of such interest payment, or not less than five Business Days prior to the date selected by the Borrowers for any voluntary prepayment of interest which is specified in such notice, which notice shall set forth the undertaking of the Borrowers to pay such interest by delivery of Shares, and (ii) by delivery to the Lenders on such scheduled or specified voluntary interest payment date a number of Shares determined by (y) dividing the interest payment due or to be made (converted to Canadian Dollars in accordance with Section 1.3) by (z) a Canadian Dollar amount reflecting the maximum discount to the Market Price of the Shares permitted by applicable law and the Toronto Stock Exchange (or other applicable exchanges) determined as of the date of such notice by the Borrowers. The Shares so delivered shall be duly issued and nonassessable; shall be evidenced by original certificates issued by Summo reflecting each of the Lenders as the owner thereof, without legend or other notice of restriction on transfer rights; shall be free of Liens or other claims of right or interest by third Persons therein; and, shall be freely tradeable by the Lenders on The Toronto Stock Exchange. Any notice by the Borrowers to pay accrued interest by delivery of Shares to the Lenders shall be irrevocable. The Share certificates issued by Summo to RCF and St. Mary, respectively, shall each be for a number of Shares, determined as provided above, such that the number of Shares so issued to the Lenders is in the same proportion as they would have shared a cash payment of interest.

            (e) Interest Act (Canada). For purposes of any required disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest calculated on the basis of a year of 360 days is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days to the same calendar date in the next calendar year (or 365 days if the calculation is made as of February 29) and the denominator of which is 360.

      3.4 Repayment of the Loans.

            (a) Principal Repayment Generally. The Borrowers agree to repay the Principal Amount of the Loans in full not later than the Maturity Date.

            (b) Voluntary Prepayment. Upon not less than 30 days' prior notice to the Agent, the Borrowers may prepay all or any part of (subject to the minimum payment amount specified below) the Principal Amount of the Loans at the end of any Interest Period applicable to the Loans. Upon the giving of notice of prepayment, which shall be irrevocable, the prepayment, together with all interest accrued through the prepayment date, shall be due and payable on the date set forth therein, which date must be a Business Day. Any such voluntary prepayment of the Loans shall be in the minimum Principal Amount of US$500,000. Amounts so repaid cannot be reborrowed.

            (c) Mandatory Prepayment. The Borrowers will prepay the Loans together with accrued interest thereon, Breakage Costs and unpaid fees (i) in full upon acceleration of the due date thereof by the Lender pursuant to Section 10.2, (ii) in full upon the occurrence of a Repayment Event, unless the Lenders, in their sole discretion elect in writing to waive such payment, (iii) if Summo pays a cash dividend to its shareholders, in an amount equal to the amount of such cash dividend, payable when such dividend is paid; and (iv) upon any exercise of the Warrants (with the mandatory prepayment to be in the amount received by Summo by reason of such Warrant exercise). If a Warrant is exercised by a Lender, notwithstanding any other provision hereof to the contrary the proceeds to Summo from the exercise of the Warrant shall first be applied to Loan Principal Amount and other amounts due such Lender hereunder, and only after all of the Borrowers' Obligations to such Lender have been paid in full shall any such proceeds be applied to the Borrowers' Obligations to the other Lender.

      3.5 Application of Prepayments. All prepayments made by the Borrowers pursuant to Section 3.4 shall be accompanied by payment of the Lenders' Breakage Costs, if any, and shall be applied first to accrued and unpaid interest on the Loans so prepaid as of the end of the most recent Interest Period, then to any other amounts then payable by the Borrowers hereunder including Breakage Costs and fees, then to the Principal Amount of the Loans.

      3.6 Increased Costs and Reduction in Return. If due to (a) the introduction of, or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in, or in the interpretation of, any law or regulation or (b) the compliance by the Lenders with any guideline or request from any central bank or other governmental agency having jurisdiction over the Lenders (whether or not having the force of law) collectively referred to as "Governmental Acts," there shall be any increase in the cost or reduction in return to the Lenders of agreeing to make or making, funding or maintaining the Loans (other than increases in taxation of income or franchise or similar fees, which are not subject to this Section 3.6), then the Borrowers shall from time to time, upon demand by the Lenders, (which demand shall specify the amount and nature of the increased cost or decreased return) pay to the Lenders additional amounts sufficient to indemnify them against such increased costs or reduction in return; provided that the Lenders agree to use reasonable efforts to mitigate the increased cost or reduction in return to the greatest extent practicable. A certificate as to the nature and amount of such increased cost or reduced return, submitted to the Borrowers by the Lenders, shall be conclusive absent demonstration by the Borrowers of error.

      3.7 Payments and Computations. Except as provided in Sections 2.3(b) and 3.3(d), payments by the Borrowers pursuant to this Agreement or any other Credit Document, whether in respect of Principal Amount, interest or otherwise shall be made by the Borrowers to the Lenders by delivery of United States Dollars in immediately available funds to the Agent's Account, or such other account designated from time to time by notice to the Borrowers from the Lenders. All such payments shall be made, without set off, deduction or counterclaim, not later than on the date when due. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Lenders on the next following Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

      3.8 Payment on Non-Business Days. Whenever any payments to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be, unless such next succeeding Business Day is after the end of the Interest Period, in which case the payment will be made on the next preceding Business Day and such payment shall not reflect the actual payment date in the computation of interest or fees due and payable.

      3.9 Taxes.

            (a) General. Any and all payments by the Borrowers hereunder or under any of the Credit Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, duties, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding taxes imposed on the Lenders' income and franchise taxes imposed on the Lenders) imposed by the jurisdiction under the laws of which any Lender is organized, or Canada or any other jurisdiction under the laws of which any Lender is otherwise subject to tax, or any political subdivision thereof (all such non-excluded taxes, levies, duties, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.9) the Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The foregoing obligation of the Borrowers will apply with respect to any assignee of the Lenders; provided, however, that the obligations of the Borrowers hereunder shall not be increased by reason of any assignment hereof by any Lender.

            (b) Other Taxes. In addition, the Borrowers agree to pay any present or future stamp, sales, use or documentary taxes or any other excise or property taxes, charges, duties or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any of the Transaction Documents, or any Instrument contemplated thereby (hereinafter referred to as "Other Taxes").

            (c) Tax Indemnity. The Borrowers hereby indemnify the Lenders and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.9) paid by the Lenders or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

            (d) Payment of Taxes. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to the Lenders, the Borrowers will furnish to the Lenders a form of evidence of payment thereto acceptable to the Lenders in their sole discretion.

            (e) Survival. Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section
3.9 shall survive the payment in full of the Loans and interest hereunder.

            (f) Further Assurances. After receipt from the Borrowers of each payment made pursuant to this Section 3.9, the Lender shall, if reasonably requested by the Borrowers and at the Borrowers' cost and expense, submit and pursue any necessary applications to obtain any refund, credit, allowance, remission or deduction from income otherwise determined or tax otherwise payable, to which any such Lender may be entitled from the taxation authorities of any relevant taxing jurisdictions in respect of any payment of Taxes or Other Taxes referred to in this Section 3.9. If any such refund shall be received or due payment of tax reduced by reason of such refund, credit, allowance, remission or deduction, the Lenders shall, to the extent that they can do so without prejudice to their ability to retain the amount of such refund, credit, allowance, remission or deduction, promptly notify the

Borrowers thereof and account to them for an amount equal to the refund received or credit, allowance, remission or deduction given. If the Borrowers are required to make any payments pursuant to this Section 3.9, the Lenders shall endeavor to limit the incidence of the Taxes or the Other Taxes in question by causing amounts outstanding hereunder to be administered by or payable to a Subsidiary or Affiliate of a Lender so long as the same can be done in a manner which is not disadvantageous to the Lender and provided that such procedures shall be reasonably practicable, each as determined by the Lenders in their sole discretion, but acting in good faith.

      3.10 Authorized Representatives. Appended hereto as Schedule 3.10 are the names, titles and specimen signatures of officers or employees of each of the Borrowers who are authorized to submit Requests for Advances ("Authorized Representatives") and otherwise to act on behalf of the Borrowers with respect to this Agreement and the other Credit Documents. The Borrowers may modify
Schedule 3.10 from time to time by submission of a revised version of Schedule
3.10 to the Agent, bearing a date and original specimen signatures, which revision will be effective only upon receipt by the Agent.

                                    ARTICLE 4

                               COLLATERAL SECURITY

      4.1 Right of Set-off.

            (a) Upon the occurrence and during the continuance of any Event of Default, the Agent and the Lenders are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final, at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of either of the Borrowers against any and all of the Obligations of the Borrowers hereunder or under any other Transaction Document now or hereafter existing, although such Obligations of the Borrowers may be contingent and unmatured. The Lenders agree promptly to notify the Borrowers after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 4.1 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

            (b) In the event any Lender shall obtain from a Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), such Lender shall cause such amount to be shared by all Lenders in accordance with their respective Percentages.

            (c) The Borrowers hereby consent to the arrangements described in clause (b) above and agree that any Lender so purchasing such a participation or other interest may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any of the Borrowers.

      4.2 Lisbon Valley Additional Collateral. The Borrowers and the Lenders intend that the Security Documents cover and extend to all right, title and interest of Lisbon Valley, and of all Affiliates of the Borrowers, in and to the Lisbon Valley Properties, all tangible personal property of such Persons located thereon or associated therewith, all intangible personal property of such Persons associated therewith, and all production and proceeds therefrom. The Borrowers agree to do all acts necessary, and to cause Lisbon Valley and all other Affiliates of the Borrowers having interests therein to take all actions necessary, to create and perfect first and prior enforceable Liens in all such real and personal property, subject only the Section 4.3 below.

      4.3 Subordination of Liens. The Lenders agree to subordinate their Liens on any property which is subject to any Security Documents pursuant to a written subordination agreement on terms reasonably acceptable to the Lenders: (a) to Liens in favor of a third Person or Persons providing senior debt, secured project financing for the construction and operation of a commercial copper mine and production facility on the Lisbon Valley Properties pursuant to a budget and plan approved by the Lenders in their reasonable discretion; and (b) to Liens in favor of a third Person or Persons providing working capital for the operation of the Lisbon Valley Properties and Project as required by any such approved plan and budget, provided that the terms of such financing are acceptable to the Lenders, and provided further that the Lenders receive Liens in all collateral security received by such Persons extending such financing from the Borrowers and Lisbon Valley, subordinated and second only to the first and prior Liens in favor of such Persons to secure the senior debt extended by such Persons. The foregoing undertaking by Lenders to subordinate is limited to senior, secured debt provided by such Persons and does not apply to any other financing provided by such Persons.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

      5.1 Conditions Precedent to the Initial Advance. The obligations of RCF to make the Initial Advance are subject to satisfaction (or waiver by RCF in its sole discretion) of the following conditions precedent.

            (a) The Agent or its counsel shall have received the following on or before the date of the Initial Advance, with each Instrument dated on or no more than five days prior to such date (or as otherwise agreed by the Agent), and in form and substance as shall be satisfactory to the Lender:

                  (i) this Agreement, duly executed by the Borrowers;

                  (ii) the Security Documents, each duly executed by the Borrowers and Lisbon Valley, together with any financing statements or other instruments for filing, amendments thereto, notices or other Instruments determined by the Agent to be necessary or desirable to perfect the Liens established pursuant to the Security Documents;

                  (iii) the shares of capital stock of Summo (USA) and Nord Resources Corp. pledged by Summo pursuant to the Summo Pledge and Security Agreement, together with undated and blank stock transfers therefor duly executed by Summo, and the certificates of interest in Lisbon Valley pledged by each of Summo and Summo (USA) pursuant to the Pledge Agreements together with undated and blank transfer or assignment instruments therefor duly executed by Summo and Summo (USA), respectively;

                  (iv) the Warrant Agreement, and the Warrants, each duly executed by Summo;

                  (v) an Omnibus Certificate for Summo, duly executed by an Authorized Representative thereof, substantially in the form of Exhibit C-1 hereto;

                  (vi) an Omnibus Certificate for Summo (USA), duly executed by an Authorized Representative thereof, substantially in the form of Exhibit C-2 hereto;

                  (vii) an Omnibus Certificate for Lisbon Valley, duly executed by an Authorized Representative thereof, substantially in the form of Exhibit C-3;

                  (viii) a certificate from the British Columbia Registrar of Companies confirming the organization and good standing of Summo in the Province of British Columbia;

                  (ix) a certificate from the Colorado Secretary of State confirming the due qualification of Summo to do business in the State of Colorado;

                  (x) a certificate from the Colorado Secretary of State confirming the organization and good standing of Summo (USA) in the State of Colorado;

                  (xi) a certificate from the Utah Secretary of State confirming the organization and good standing of Lisbon Valley in the State of Utah;

                  (xii) an Opinion of Borrowers' and Lisbon Valley's Counsel substantially in the form of Exhibit D-1 hereto;

                  (xiii) the Security Opinion, substantially in the form of Exhibit D-2 hereto;

                  (xiv) certificates of issuing insurance companies, confirming compliance by the Borrowers with the insurance requirements set forth in Section 7.4;

                  (xv) accurate and complete copies of the financial statements referred to in Section 6.1(f);

                  (xvi) evidence reasonably satisfactory to the Agent that the Warrant Agreement has been entered into, and that the Warrants have been or may be issued by Summo pursuant to approval by the Board of Directors of Summo and in accordance with applicable British Columbia (and as applicable, Ontario) provincial law and the rules and regulations of The Toronto Stock Exchange;

                  (xvii) evidence of an amendment to the Lisbon Valley Operating Agreement, confirming that Summo and Summo (USA) are the sole members thereof and modifying Section 9 thereof to permit disposition and transfer of the pledged interests in Lisbon Valley upon foreclosure, in form acceptable to the Agent; and

                  (xviii) such other approvals, opinions or documents as the Agent may reasonably request.

            (b) The following shall be completed as of the date of the Initial Advance by RCF:

                  (i) the Agent shall have approved Lisbon Valley's title to the Lisbon Valley Properties and the Liens established by each Security Document shall be in full force and effect as valid, enforceable first priority Liens on the Collateral, except for Permitted Liens; and

                  (ii) the Board of Directors of Summo shall consist of the individuals specified in Schedule 5.1(b)(ii).

      5.2 Conditions Precedent to All Advances. The obligation of RCF to make each Advance of a Loan hereunder (including the Initial Advance) is subject to the satisfaction (or waiver by the Agent in its sole discretion) of each of the following conditions precedent:

            (a) the Borrowers and Lisbon Valley shall have performed and complied with all agreements and conditions herein required to be performed and complied with on or prior to the date of such Advance;

            (b) the Agent shall have received a Request for Advance, duly executed by the Borrowers with respect to such Advance;

            (c) on the date of such Advance, the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request;

            (d) on the date of such Advance, the Agent shall have satisfied itself of the absence of a Material Adverse Effect with respect to the Borrowers and Lisbon Valley;

            (e) there shall exist no Default or Event of Default;

            (f) all representations and warranties made by the Borrowers herein shall be true and correct on the date of such Advance, except for (i) such changes therein as shall be acceptable to the Agent or (ii) such changes therein as do not have a Material Adverse Effect on the Borrowers or Lisbon Valley; and

            (g) all Governmental Requirements and all material approvals and consents (including, without limitation, all Project Permits) of Governmental Authorities or other Persons, if any, required in connection with the operation of the Project, the Advance of the Loans and the performance by the Borrowers and Lisbon Valley of their obligations under the Credit Documents, and for the Lenders' realization of their rights thereunder shall have been obtained and complied with by the Borrowers and Lisbon Valley in all material respects and remain in effect.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

      6.1 Representations and Warranties of Borrowers. The Borrowers jointly and severally represent and warrant as follows:

            (a) Organization, Qualification and Subsidiaries. Summo is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia and has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out the transactions contemplated hereby and thereby. Summo USA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to enter into this Agreement and the Credit Documents and to carry out the transactions contemplated hereby and thereby. Lisbon Valley is a limited liability company duly established, validly existing and in good standing under the laws of the State of Utah and has all requisite power and authority to enter into the Amendment to Deed of Trust and the other Security Documents to which it is a party. Each of the Borrowers and Lisbon Valley is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its business or properties requires such qualification. Except as disclosed in Schedule 6.1(a), the Borrowers and Lisbon Valley have no Subsidiaries.

            (b) Authorization; No Conflict. The execution, delivery and performance by the Borrowers of this Agreement and of the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Borrowers and do not and will not (i) require any consent or approval of the stockholders of the Borrowers; (ii) contravene the Borrowers' respective articles of incorporation, charter or bylaws; (iii) violate any provision of any law, rule, regulation (including stock exchange rules and regulations of The Toronto Stock Exchange), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers; (iv) result in a breach of or constitute a default under or require the consent of any party pursuant to any indenture or loan or credit agreement or any other agreement, lease or instrument to which either of the Borrowers is a party or by which either Borrower or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Liens arising under the Security Documents) upon or with respect to any of the properties now owned by the Borrowers; and, to the best knowledge of the Borrowers, the Borrowers are not in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument. The execution, delivery and performance by Lisbon Valley of the Amendment of Deed of Trust and the other Security Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Lisbon Valley and do not and will not (i) require any consent or approval of the Members of Lisbon Valley; (ii) contravene Lisbon Valley's organizational documents, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Lisbon Valley; (iv) result in a breach of or constitute a default under or require the consent of any party pursuant to any indenture or loan or credit agreement or any other agreement, lease or instrument to which Lisbon Valley is a party or by which it or its properties may be bound or affected; or (v) result in or require the creation or imposition of any Lien on any property of Lisbon Valley except Liens contemplated thereby.

            (c) Governmental and Other Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or with The Toronto Stock Exchange is required (i) for the due execution and delivery of, and due performance of the financial and other obligations of the Borrowers or Lisbon Valley, respectively, under any Transaction Document, (ii) for the due performance of all other obligations of the Borrowers and Lisbon Valley, respectively, under any Transaction Document (other than registrations or filings to perfect the liens created by the Security Documents) except (iii) as specifically set out in this Agreement, (iv) such authorizations, approvals or other actions as have been obtained or notices or filings as have been made, and

(v) the filing of the documentation with The Toronto Stock Exchange contemplated in its letter dated May 21, 1999 to counsel for Summo, a copy of which has been provided to the Agent.

            (d) Binding Obligations. This Agreement is, and the other Transaction Documents when delivered hereunder will be, the legal, valid and binding obligations of the Borrowers and Lisbon Valley, respectively, enforceable against the Borrowers and Lisbon Valley, respectively, in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors' rights generally at the time in effect).

            (e) Litigation. Except as indicated in Schedule 6.1(e) hereto, there is no action, proceeding or investigation pending or threatened in writing against or involving the Borrowers, Lisbon Valley, the Lisbon Valley Properties or the Project which alleges the violation of any laws, or which questions the validity of this Agreement, or any other Transaction Documents, Project Permits or Material Agreements or any action taken or to be taken pursuant to this Agreement, or any of the Transaction Documents or which questions the nature or extent of Lisbon Valley's title to the Lisbon Valley Properties or assets related thereto, which involves any Material Agreement, or which might result, either in any case or in the aggregate, in any Material Adverse Effect on the business, operations, condition (financial or otherwise), aggregate properties or aggregate assets of the Borrowers or Lisbon Valley or in any material liability on the part of the Borrowers or Lisbon Valley.

            (f) Financial Statements; No Material Adverse Change. The consolidated balance sheet of Summo as of December 31, 1998, and the related consolidated statements of income and retained earnings of Summo for the period then ended, audited by PriceWaterhouse Coopers LLP, and the unaudited consolidated balance sheet of Summo as of March 31, 1999, and the related unaudited consolidated statement of income and retained earnings of Summo for the three-month period then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Borrowers and Lisbon Valley as at such dates and the results of the operations of the Borrowers and Lisbon Valley for the period ended on such dates, all in accordance with GAAP consistently applied (except that the unaudited balance sheet and statement of income for Summo may not comply with GAAP in that it does not contain full note disclosures as required by GAAP). Neither the Borrowers nor Lisbon Valley has on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in such financial statements. Since March 31, 1999, except as previously disclosed in writing to the Agent, neither the business, operations or prospects of the Borrowers nor Lisbon Valley, nor any of their respective properties or assets, have been affected by any occurrence or development (whether or not insured against) which would result, either in any case or in the aggregate, in a Material Adverse Effect on the Borrowers or Lisbon Valley.

            (g) Other Agreements. Neither the Borrowers nor Lisbon Valley are a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (other than the Material Agreements) or subject to any charter or other corporate or limited liability company restriction which would, upon a default thereunder or otherwise, result in a Material Adverse Effect on any of the Borrowers or Lisbon Valley, or materially impair the ability of the Borrowers or Lisbon Valley to carry out their respective Obligations under this Agreement, or any of the other Transaction Documents or the ability of Lisbon Valley to carry out its obligations under the Amendment to Deed of Trust and the other Security documents to which it is a party.

            (h) Information Accurate. Except as disclosed in Schedule 6.1(h) hereto, none of the information delivered to the Lenders or the Agent by the Borrowers contains any material misstatement of fact or omits to state a material fact, and all projections contained in any such information, exhibits or reports, were based on information which when delivered was, to the best knowledge of the Borrowers, true and correct, and to the best knowledge of the Borrowers all calculations contained in such projections were accurate, and such projections presented the Borrowers' then-current estimate of their future business, operations and affairs and, since the date of the delivery of such projections, to the best knowledge of the Borrowers, there has been no material change in the assumptions underlying such projections, or the basis therefor or the accuracy thereof.

            (i) Title to Borrowers' Properties and the Lisbon Valley Properties; Liens.

                  (i) With respect to those properties owned by the Borrowers which are subject to any Security Documents and with respect to the Lisbon Valley Properties, the Borrowers or Lisbon Valley, respectively, are in possession of and own exclusively interests in such properties as disclosed in
Schedule 6.1(i), free and clear of all royalties, production payments or other burdens on production and all material defects of title or Liens (except royalties, production payments, other burdens on production, title defects and Liens disclosed in Schedule 6.1(i) hereto or permitted by Section 8.2 hereto).

                  (ii) With respect to the Lisbon Valley Properties held under leases, licenses or other contracts: (A) Lisbon Valley is in exclusive possession of such properties; (B) Lisbon Valley has not received any notice of, and has no knowledge of any default of any of the terms or provisions of such leases or contracts; (C) no provision of any such lease prohibits or would be breached by the Borrowers' performance of their obligations under this Agreement and the other Transaction Documents or Lisbon Valley's performance of its obligations under the Amendment to Deed of Trust or other Security Documents to which it is a party; (D) to the best of the Borrowers' and Lisbon Valley's knowledge and belief, such leases and contracts are valid and are in good standing; and (E) to the best of the Borrowers' and Lisbon Valley's knowledge and belief, the properties covered thereby are free and clear of all defects of title or Liens, except for those specifically disclosed in Schedule 6.1(i) or permitted by Section 8.2 hereto or in such leases or contracts.

                  (iii) The Borrowers have delivered or will make available to the Agent all information concerning title to the properties in the Borrowers' or Lisbon Valley's possession or control, or to which the Borrowers or Lisbon Valley has access, which any Lender requests.

            (j) Capital Structure. The Borrowers, Lisbon Valley, and the Subsidiaries, respectively, have the number of authorized, issued and outstanding shares and shares reserved for issuance and other ownership or equity interests specified in Schedule 6.1(j). All shares of stock and other shares or interests identified in such Schedule were duly and validly issued and are non-assessable. Except for the securities contemplated by the Warrant Agreement, and except as indicated in Schedule 6.1(j), the Borrowers, Lisbon Valley and the other Subsidiaries have no outstanding warrants or other obligations to issue additional shares or other equity interests, including any stock or securities convertible into or exercisable or exchangeable for any shares of its capital stock or any rights or options to purchase any of the foregoing, or to convert any existing Indebtedness to equity interests in such Persons.

            (k) Material Agreements; Absence of Default. All of the Borrowers' and Lisbon Valley's Material Agreements are identified in Schedule 1.1(b) hereto. All of the Borrowers' Sales Contracts in effect on the Effective Date are identified in Schedule 1.1(d) hereto. The Borrowers and Lisbon Valley are not in default under any of the Material Agreements and have not received any notice of an asserted default thereunder from any other Person that is a party to any such agreement.

            (l) Taxes and Other Payments. The Borrowers and Lisbon Valley have each filed all tax returns (including all property tax returns and other similar tax returns applicable to the Lisbon Valley Properties) and reports required by law to have been filed by any of them and each has paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with their respective properties and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrowers or Lisbon Valley.

            (m) Environmental Laws. Except as set forth in Schedule 6.1(m) hereto:

                  (i) all facilities and property of the Borrowers and Lisbon Valley, including the Lisbon Valley Properties, have been, and continue to be, owned, operated, leased or utilized by the Borrowers and Lisbon Valley in material compliance with all applicable laws, including Environmental Laws; and

                  (ii) there have been no past, and there are no pending or threatened claims, complaints, notices or requests for information received by the Borrowers or Lisbon Valley with respect to any alleged violation of any law, including Environmental Laws.

            (n) Borrowers' and Lisbon Valley's Indebtedness. Except as disclosed in Schedule 6.1(n) hereto or specifically identified in the consolidated financial statements of Summo identified in Section 6.1(f), the Borrowers and Lisbon Valley have no existing Indebtedness which is not in the ordinary course of business.

            (o) Compliance with Laws, Etc. The Borrowers and Lisbon Valley, respectively, are in material compliance with all laws, regulations and rules of federal, provincial, territorial or local Governmental Authorities applicable to each of them or to the Lisbon Valley Properties. Summo is in material compliance with all rules and regulations of The Toronto Stock Exchange, including in particular, all requirements for public disclosure of information concerning Summo, Summo (USA) and Lisbon Valley, its properties, business and prospects, and for issuance of the securities contemplated by the Warrant Agreement.

            (p) Work Program and Budget. The Work Program and Budget has been prepared in accordance with prudent mining practices, has been diligently reviewed by the Borrowers and Lisbon Valley, and the Borrowers and Lisbon Valley are not aware of any facts or state of affairs which would materially hinder or prevent the Borrowers and Lisbon Valley from operating the Project in accordance with the Work Program and Budget.

            (q) Project Permits. Except for permits, approvals and consents which are to be obtained from time to time by Lisbon Valley in the ordinary course of business and the absence or delay of which will not materially interfere with the operation of the Lisbon Valley Properties in accordance with the Work Program and Budget, all permits, approvals and consents of Governmental Authorities which are necessary to develop and operate the Lisbon Valley Properties in accordance with the Work Program and Budget (the "Project Permits") are identified in Schedule 6.1(q) hereto. All Project Permits (as so identified in Schedule 6.1(q)) have been obtained by Lisbon Valley and are in full force and effect, free of material defaults by Lisbon Valley, except as specified in Schedule 6.1(q).

                                    ARTICLE 7

                       AFFIRMATIVE COVENANTS OF BORROWERS

      So long as any Loans shall remain unpaid, or any other Obligation of the Borrowers shall not have been fully performed or waived by the Agent, the Borrowers shall, unless the Agent otherwise consents in writing (which consent the Agent may grant or withhold in its sole discretion), perform all covenants in this Article 7.

      7.1 Compliance with Laws, Etc. The Borrowers shall comply, and shall cause Lisbon Valley to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon their respective property, except to the extent contested in good faith and adequately reserved for in accordance with GAAP.

      7.2 Reporting Requirements. The Borrowers shall deliver, and shall cause Lisbon Valley to deliver, to each of the Lenders the reports, information and certificates (each in form reasonably acceptable to the Lenders) set forth below:

            (a) Monthly Reports. No later than the 15th day of each month, a report concerning their operations and activities and operations of the Project during the preceding month, including cost information and statistics and a comparison of actual expenditures contrasted with projected expenditures as budgeted in the Work Program and Budget, in form and substance reasonably acceptable to the Lenders.

            (b) Quarterly Financial Information and Certificate. As soon as available and in any event within 60 days after the end of each quarter of each year, (i) a balance sheet of the Borrowers, as of the end of such quarter and statements of income and retained earnings of the Borrowers for such quarter and for the period commencing at the end of the previous year and ending with the end of such quarter, (ii) a report of any material changes in the forecast budget for such quarter, and (iii) a certificate certified by the chief financial officer of the Borrowers confirming compliance by the Borrowers with the other covenants herein and in the Credit Documents.

            (c) Annual Financial Information. As soon as available and in any event within 140 days after the end of each year, a consolidated balance sheet of Summo as of the end of such year and consolidated statements of income, cash flow and retained earnings of Summo for such year (in each case setting out separately for Lisbon Valley a balance sheet and statement of income and retained earnings), audited by PriceWaterhouse Coopers, or other chartered public accountants acceptable to the Lenders.

            (d) Environmental Matters, Project Permits. Promptly after the filing or receiving thereof, copies of all notices which either of the Borrowers or Lisbon Valley receives from any Governmental Authority alleging its noncompliance with Environmental Laws or Project Permits and any replies of the Borrowers or Lisbon Valley in response thereto.

            (e) Litigation. Promptly after initiation thereof, notice of any litigation by or against either of the Borrowers, Lisbon Valley or the Lisbon Valley Properties.

            (f) Securities Law and Exchange Filings and Notices. Promptly after the filing thereof, all reports, notices or other filings by Summo with Canadian provincial or other Governmental Authorities in respect of securities matters, and all such filings with and notices from The Toronto Stock Exchange or any other exchange on which shares of Summo are traded; provided, however, that if any such filings are made in a manner so as to preserve the confidentiality of the contents thereof, Summo will notify the Lenders that such a filing has been made, but need not provide a copy or disclose the contents thereof to the Lenders until the information therein is provided to Summo's shareholders.

            (g) Other Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrowers, Lisbon Valley, the Lisbon Valley Properties, the Project or the Borrowers' properties or activities as any Lender may from time to time reasonably request.

      7.3 Inspection. At any reasonable time during normal business hours and from time to time, on reasonable notice, the Borrowers shall permit, and shall cause Lisbon Valley to permit either Lender or the Agent, or their respective agents or representatives acting reasonably to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and Lisbon Valley and to discuss the affairs, finances and accounts of the Borrowers and Lisbon Valley with any of their respective officers, directors, employees or agents. Neither the Borrowers nor Lisbon Valley will be responsible for injuries to or damages suffered by agents or representatives of the Lenders or the Agent while visiting the properties of the Borrowers or Lisbon Valley unless such injuries or damage are caused or contributed to by the gross negligence or willful misconduct of the Borrowers or Lisbon Valley or their employees or agents.

      7.4 Maintenance of Insurance. The Borrowers shall maintain and will cause Lisbon Valley to maintain (with respect to the Lisbon Valley Properties, and the Borrowers will maintain with respect to the Borrowers' assets and business generally, insurance with responsible and reputable insurance companies or associations in covering liabilities, property damage or loss and other risks in at least the amounts set forth in Schedule 7.4. All such insurance shall name the Lenders as loss payee or additional insured, as appropriate, and shall contain an endorsement providing that such insurance cannot be terminated without at least ten days' prior notice to the Agent.

      7.5 Keeping of Records and Books of Account. The Borrowers shall keep, and shall cause Lisbon Valley to keep, adequate records and books of account, in which accurate and complete entries shall be made, reflecting all financial transactions of the Borrowers and Lisbon Valley.

      7.6 Preservation of Existence, Etc. The Borrowers shall each preserve and maintain, and shall cause Lisbon Valley and the other Subsidiaries to preserve and maintain, their respective corporate limited liability company or other existence, rights, franchises and privileges in the jurisdiction of their incorporation or formation, and will qualify and remain qualified as a foreign corporation or other entity in each jurisdiction in which such qualification is necessary or desirable in view of their business and operations or the ownership of their properties. The Borrowers will comply, and shall cause Lisbon Valley to comply, with all requirements of applicable law and all rules, regulations and requirements of stock exchanges on which their respective capital stock is traded concerning disclosure of matters relevant to the Borrowers and Lisbon Valley and their properties, and will timely file full and complete reports concerning their business and operations as required by such laws, rules, regulations and requirements.

      7.7 Conduct of Business. The Borrowers shall engage, and shall cause Lisbon Valley to engage, solely in the business of developing and operating the Lisbon Valley Properties and the Project, and other prospective copper mineral properties, and in activities incident thereto, in accordance with generally accepted industry practices.

      7.8 Notice of Default. The Borrowers shall furnish to the Lenders as soon as possible and in any event within five Business Days after the occurrence of each Event of Default or Default continuing on the date of such statement, a statement of the president or chief financial officer of the Borrowers, as applicable, setting forth the details of such Event of Default or Default, and the action which the Borrowers propose to take with respect thereto.

      7.9 Defense of Title. The Borrowers shall defend, or cause Lisbon Valley to defend, at their expense, title to the Lisbon Valley Properties, as such title is represented and warranted in Section 6.1(i), and the Liens in favor of the Agent under the Security Documents and maintain and preserve such Liens as first Liens upon the properties and interests subject to the Security Documents, subject only to Permitted Liens.

      7.10 Operations. The Borrowers agree to use, and to cause Lisbon Valley to use, all commercially reasonable efforts to maintain, develop and operate their respective properties, including the Lisbon Valley Properties in particular, in accordance with the Work Program and Budget and prudent mining industry practices.

      7.11 Maintenance of the Lisbon Valley Properties. The Borrowers agree to cause Lisbon Valley to maintain its property rights and interests in the Lisbon Valley Properties in full force and effect, and to do all acts reasonably determined by the Lenders to be necessary to preserve such rights and interests, including, by way of example and not limitation, payment and performance of all terms of leases and licenses pertaining to such rights and interests; provided, however, that Lisbon Valley may, in the ordinary course of business, upon not less than thirty (30) days' prior written notice to the Agent, abandon or relinquish interests which the Borrowers do not believe warrant further maintenance expenditures and which are unnecessary for the Project.

      7.12 Payment of Project Expenses. The Borrowers will pay, or cause Lisbon Valley to pay, all costs and expenses associated with the Project, including in particular amounts due for labor, services and material, promptly as the same became due and, upon request of the Agent, provide the Agent with evidence of such payment.

                                    ARTICLE 8

                         NEGATIVE COVENANTS OF BORROWERS

      So long as any Loans shall remain unpaid, or any other Obligation of the Borrowers shall not have been fully performed or waived by the Agent, the Borrowers shall, unless the Agent otherwise consents in writing (which consent the Agent may grant or withhold in its sole discretion), perform all covenants in this Article 8.

      8.1 Indebtedness. The Borrowers shall not, and shall not permit Lisbon Valley to, directly or indirectly, create, incur, assume or suffer to exist, any Indebtedness except (a) Indebtedness hereunder; (b) Indebtedness secured by Liens permitted by Section 8.2; (c) Indebtedness existing on the date hereof disclosed to the Agent; (d) unsecured or other account trade payables; (e) Indebtedness incurred in the ordinary course of business contemplated by the Work Program and Budget; (f) Indebtedness consisting of purchase or leasehold obligations associated with the Project contemplated by the Development Plan;
(g) Indebtedness constituting financing for the Project, which is acceptable to the Lender as provided in Section 4.3; and (h) Indebtedness of Lisbon Valley to either of the Borrowers which is subordinated, on terms acceptable to the Lenders, to Borrowers' Obligations.

      8.2 Liens, Etc. The Borrowers shall not, and shall not permit Lisbon Valley to, directly or indirectly, create, incur, assume or suffer to exist any Lien, upon or with respect to any portion of the Lisbon Valley Properties, Material Agreements, the Project or other assets of the Borrowers or Lisbon Valley, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom, except:

            (a) Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

            (b) Liens imposed by law, such as carriers, warehousemen and mechanics' liens and other similar liens arising in the ordinary course of business associated with amounts not yet due and payable, or which are being disputed in good faith by the Borrowers;

            (c) Liens of purchase money mortgages and other security interests on equipment acquired, leased or held by the Borrowers (including equipment held by the Borrowers as lessee under leveraged leases) in the ordinary course of business to secure the purchase price of or rental payments with respect to such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any such equipment to be subject to such mortgages or security interests, or mortgages or other security interests existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other security interest shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or security interest being extended, renewed or replaced;

            (d) Liens outstanding on the date hereof and described in Schedule 6.1(i) hereto;

            (e) Liens arising under the Security Documents;

            (f) the Lien or any right of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, provided there is no rent in arrears under such lease;

            (g) cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure workmen's compensation, unemployment insurance, surety or appeal bonds, costs of litigation, when required by law, public and statutory obligations, Liens or claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar Liens;

            (h) Liens given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Borrowers;

            (i) zoning restrictions, easements, rights-of-way and servitudes which in the opinion of the Agent (in its sole discretion) will not in the aggregate materially impair the use of the Lisbon Valley Properties by the Borrowers and Lisbon Valley for the Project;

            (j) title defects or irregularities which in the opinion of the Agent (in its sole discretion) are of a minor nature and in the aggregate will not materially impair the use of the Lisbon Valley Properties for the Project;

            (k) all rights reserved to or vested in any governmental body by the terms of any lease, license, franchise, grant or permit held by the Borrowers or Lisbon Valley or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or then periodic payments as a condition of the continuance thereof or to distrain against or to obtain a lien on any property or assets of the Borrowers or Lisbon Valley in the event of failure to make such annual or other periodic payments; and

            (l) Liens securing third-party financing for the Project as contemplated and permitted by Section 4.3.

      8.3 Assumptions, Guarantees, Etc. of Indebtedness of Other Persons. The Borrowers shall not, and shall not permit Lisbon Valley to, directly or indirectly, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or in respect of provision of labor or materials for the Project or in connection with bonds, letters of credit or other security posted by the Borrowers or Lisbon Valley in the ordinary course of business in connection with the Project.

      8.4 Investments in Other Persons. The Borrowers shall not, and shall not permit Lisbon Valley to, directly or indirectly, (i) make any loan (other than approved capital expenditures and exploration expenses) to any Person utilizing the Loan proceeds except for loans by the Borrowers to Lisbon Valley as permitted by Section 8.1(h), or (ii) purchase or otherwise acquire the capital stock, assets, or obligations of, or any interest in, any Person (other than readily marketable direct obligations of the United States of America or Canada and certificates of time deposit issued by commercial banks of recognized standing operating in the United States of America or Canada or other investment grade instruments reasonably approved by the Agent).

      8.5 Mergers, Changes in Capital Structures, Etc.

      The Borrowers shall not, and shall not permit Lisbon Valley to, directly or indirectly, merge or consolidate with any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire (whether in one transaction or in any series of transactions) all or substantially all of the assets of any Person. The Borrowers will not establish, or enter into, and shall not permit Lisbon Valley to establish or enter into, agreements or other arrangements which obligate the Borrowers or Lisbon Valley to establish, any capital structure which consists of equity interests in the Borrowers or Lisbon Valley.

      8.6 Sale of Project Assets. The Borrowers shall not, and shall not permit Lisbon Valley to, directly or indirectly, sell, transfer, assign or otherwise dispose of any of its assets or properties related to the Project, except for sales of mineral production and other properties and assets related to the Project for full, fair and reasonable consideration in the ordinary course of business.

      8.7 Restrictive and Inconsistent Agreements. The Borrowers will not, and shall not permit Lisbon Valley to, enter into any agreement or undertaking or incur or suffer any obligation prohibiting or inconsistent with the performance by the Borrowers of the Obligations or the Material Agreements or the compliance by Lisbon Valley with the

Amendment to Deed of Trust, the other Security Documents to which it is a party, or this Agreement.

      8.8 Grant of Royalties. The Borrowers shall not, and shall not permit Lisbon Valley to, grant, sell, transfer or assign any royalty interests or other burdens on or measured by production or proceeds from the sale of production from the Project without the prior written consent of the Lenders; provided, however, that the foregoing covenant shall not prohibit an amendment to the existing Brinton-Knowles royalty payable with respect to production from a portion of the Lisbon Valley Properties.

      8.9 Limitation on Issuance of Shares. Prior to December 31, 1999 Summo shall not issue any Shares for a consideration of less than C$0.12 per Share; provided, however, that the foregoing limitation shall not apply to any issuance of Shares in the circumstances described in clauses (1) through (6) of Section 11(d) of the Warrant Agreement.

      8.10 Summo Dividends. Summo will not declare or pay any dividends consisting of cash or property on or with respect to the Shares or any other equity interests in Summo while any of the Obligations remain outstanding, provided that the foregoing shall not prohibit Summo from declaring and distributing dividends in the form of additional Shares or from declaring and implementing stock splits.

                                    ARTICLE 9

                              THE WARRANT AGREEMENT

      9.1 Issuance of Warrant Agreement and Warrants. Concurrently with the execution hereof Summo will execute and deliver the Warrant Agreement and the Warrant in favor of the Lenders as provided therein. It is expressly agreed by Summo and the Lenders that the rights and obligations of Summo and the Lenders under the Warrant Agreement are granted in consideration hereof, and that such rights and obligations are independent of and enforceable without regard to any rights, obligations, claims or disputes between the Borrowers and the Lenders with respect to any of the Loans or other Obligations of the Borrowers hereunder or under any of the Credit Documents.

                                   ARTICLE 10

                                EVENTS OF DEFAULT

      10.1 Events of Default. Each of the following events shall be an "Event of Default" hereunder:

            (a) Nonpayment. The Borrowers shall fail to pay any principal when due hereunder (whether at stated maturity or by prepayment or otherwise), or shall fail to pay interest hereunder when due.

            (b) Specific Defaults. The Borrowers shall fail to observe or perform any of their covenants contained in Article 8 of this Agreement.

            (c) Other Defaults. The Borrowers or Lisbon Valley shall fail to observe or perform any of their covenants contained in this Agreement or in any other Transaction Document, other than the covenants referred to in paragraphs
(a) and (b) above, and the Borrowers or Lisbon Valley has not remedied such default within ten Business Days after notice of default has been given by the Agent to the Borrowers or Lisbon Valley, as the case may be.

            (d) Representation or Warranty. Any representations or warranty made by the Borrowers (or any of their officers) under or in connection with this Agreement or the other Transaction Documents or made by Lisbon Valley in the Amendment to Deed of Trust or the other Security Agreements to which it is a party shall prove to have been incorrect in any material respect when made.

            (e) Cross-Default. A default shall occur under any of the Transaction Documents or under any Material Agreement, or under any agreement pertaining to Indebtedness permitted by Section 8.1, or the Borrowers or Lisbon Valley shall fail to pay any Indebtedness in excess of US$50,000 in principal amount (but excluding Indebtedness included in the Obligations), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and allowing for any applicable grace period) and such failure to pay is not being contested by the Borrowers or Lisbon Valley in good faith; or any other default under any agreement or instrument relating to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, unless such default or event shall be waived by the holders or trustees for such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

            (f) Insolvency. Either of the Borrowers or Lisbon Valley shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrowers or Lisbon Valley seeking to adjudicate any of them a bankrupt or insolvent, or seeking a liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of any of such Persons or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for any of such Persons or for any substantial part of its property and, if instituted against the Borrowers or Lisbon Valley shall remain undismissed for a period of 60 days; or the Borrowers or Lisbon Valley shall take any action to authorize any of the actions set forth in this paragraph (f).

            (g) Judgments. A final judgment or order for the payment of money in excess of US$50,000 shall be rendered against the Borrowers or Lisbon Valley and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of ten consecutive days.

            (h) Security Interest. Any Security Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or caused by the Lenders or the Agent, cease to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby, or the Borrowers or Lisbon Valley shall so state in writing.

            (i) Condemnation. Any material portion of the Lisbon Valley Properties is taken by power of expropriation or eminent domain or sold under threat of such taking.

            (j) Regulatory Action. Any Governmental Authority shall take or attempt to take any action with respect to the Borrowers, Lisbon Valley or the Project or any other Collateral subject to the Security Documents which would have a Material Adverse Effect on the Borrowers or Lisbon Valley or the Borrowers' ability to repay the Loans or to meet their other Obligations in a timely manner, or on Lisbon Valley or Lisbon Valley's ability to perform its obligations under the Amendment to Deed of Trust or other Security Documents to which it is a party unless such action is set aside, dismissed or withdrawn within ninety (90) days of its institution or such action is being contested in good faith and its effect is stayed during such contest.

            (k) Cessation of Project Operations. The Project shall be abandoned or terminated, or operations of the Project shall be terminated or reduced materially from the levels of operations and production provided for in the Work Program and Budget.

            (l) Change of Control. Summo (USA) shall cease to be a direct wholly-owned Subsidiary of Summo or Lisbon Valley shall cease to be a direct or indirect wholly-owned subsidiary of the Borrowers.

            (m) Summo Stock Exchange Listing. Summo shall fail to be listed and its Shares available for trading on The Toronto Stock Exchange.

            (n) Material Adverse Change. A change shall occur in the status, business or prospects of either of the Borrowers or Lisbon Valley which has a Material Adverse Effect on any of such Persons.

      10.2 Remedies Upon Event of Default.

            (a) Upon the occurrence of an Event of Default specified in Section 10.1(f) of this Agreement or, in the case of any other Event of Default, upon notice by any Lender to the Borrowers of such Lender's election to declare the Borrowers in default, the obligations of such Lender hereunder including, if RCF is the Lender giving such notice, RCF's obligation to Advance Loans, shall terminate. The date on which such notice is sent or, in the case of an Event of Default specified in Section 10.1(f) of this Agreement, the date of such Event of Default, shall be the "Date of Default."

            (b) Upon the Date of Default, upon notice thereof from any Lender to the Borrowers in all cases other than the occurrence of an Event of Default as specified in Section 10.1(f), the Loans, all interest thereon, Breakage Costs, and all other amounts owed by the Borrowers hereunder shall be immediately due and payable in full. In the case of an Event of Default specified in Section 10.1(f), no notice from a Lender shall be required, and all amounts owed by the Borrowers hereunder shall be immediately due and payable on the Date of Default, without notice from the Lenders. No such acceleration of the due date of the Loans and other amounts due hereunder shall reduce the rights of the Lenders or the obligations of Lisbon Valley under the Amendment to Deed of Trust or the other Security Documents to which Lisbon Valley is a party.

            (c) Upon the occurrence of an Event of Default, all of the remedies provided to the Agent and the Lenders in all of the Security Documents shall immediately become available to the Agent and the Lenders.

            (d) Except as expressly provided above in this Section 10.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   ARTICLE 11

                                    THE AGENT

      11.1 Actions. Each Lender appoints and authorizes the Agent to act on behalf of such Lender under this Agreement and each other Credit Document and, in the absence of other written instructions from the Lenders, received from time to time by the Agent (with respect to which the Agent agree that it will, subject to the last paragraph of this Section, comply in good faith except as otherwise advised by counsel to the effect that any such compliance might subject the Agent to any liability of whatsoever nature), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

      Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document, including the reimbursement of the Agent for all out-of-pocket expenses (including reasonable attorneys' fees and expenses on a full indemnity basis) incurred by the Agent hereunder or thereunder or in connection herewith or therewith or in enforcing the Obligations of any Borrowers under this Agreement or any other Credit Document, in all cases as to which the Agent is not reimbursed by such Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or willful misconduct.

      The Agent shall not be required to take any action hereunder or under any other Credit Document, or to prosecute or defend any suit in respect of this Agreement or any other Credit Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      11.2 Reliance. The Agent shall be entitled to act upon any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished hereunder or under any other Credit Document which the Agent in good faith believes to be genuine, and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein. The Agent shall have no responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished to it hereunder or under any other Credit Document. Upon request from the Agent, each party hereto shall deliver to the Agent a list of its authorized signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished to the Agent hereunder or under any other Credit Document, and the Agent shall be entitled to rely on such list until a new list is furnished by such party to the Agent.

      11.3 Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by the Agent or representative thereof under this Agreement or any other Credit Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Credit Document, or to make any inquiry respecting the performance by any Borrowers of its obligations hereunder or thereunder, or the validity, genuineness, creation, perfection or priority of the Liens and security interests created by any of the Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. The Agent shall be entitled to rely upon the advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which the Agent believes to be genuine and to have been presented by a proper Person.

      11.4 Consultation With Counsel, etc. The Agent may consult with, and obtain advice from, legal counsel, accountants, engineers and other experts, in connection with the performance of its duties hereunder and under any other Credit Document and the Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of any such counsel, accountants and other experts (as to matters within such expert's field of expertise). The Agent shall not be responsible to the Lenders for the negligence or misconduct of any counsel, accountants, engineers and other experts selected by the Agent without gross negligence or willful misconduct.

      11.5 Successors. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrowers and all the Lenders. If the Agent at any time shall resign, the Lenders may appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrowers, such consent not to be unreasonably withheld or delayed) another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed as aforesaid, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrowers, such consent not to be unreasonably withheld or delayed) a successor Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least U.S. $500,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as the Agent hereunder by the successor Agent, such successor Agent shall be entitled to receive from the retiring Agent, such documents of transfer and assignment as the successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and each other Credit Document.

      11.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on the financial and other information referred to in Article 6 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Credit Document.

      11.7 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by any Borrowers pursuant to the terms of this Agreement or any other Loan Document. The Agent will distribute to each Lender a copy of each Instrument received for its account and copies of all other communications received by the Agent from any Borrowers for distribution to the Lenders by the Agent in accordance with the terms of this Agreement or any other Credit Document.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Lenders' Representation on Summo Board of Directors. Each of the Lenders agrees to vote its Shares and Summo shall take all requisite action, such that the number of Directors of Summo shall be fixed at five. To the extent permitted by applicable law, in accordance with the provisions of this Section 12.1, each of the Lenders shall be entitled to be represented on the Board of Directors of Summo while any portion of the Obligations remains outstanding. RCF shall be entitled to have one representative on the Board of Directors as of the Effective Date, to have at least one representative on the Board of Directors thereafter and to have additional representatives on the Board of Directors in proportion to its ownership interests in Summo (considering all Shares held, and all Shares which could be held by RCF upon exercise of the Warrant in full). St. Mary shall be entitled to have a representative receive all materials distributed by Summo to its Board of Directors and to attend all Summo Board of Director meetings as of the Effective Date. After the Effective Date, upon the written request of St. Mary, Summo agrees to use commercially reasonable efforts to change the jurisdiction of its incorporation as soon as practicable from the Province of British Columbia to a jurisdiction, within or without Canada, which does not impose citizenship requirements on the makeup of corporate Boards of Directors. Upon completion of such change, St. Mary shall be entitled to have one representative on the Board of Directors of Summo. The representative or representatives of the Lenders proposed for service on the Board of Directors of Summo shall be subject to the approval of the Board of Directors of Summo, which shall not be unreasonably withheld.

      12.2 Amendments, Etc. Except as otherwise expressly provided in this Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders, and, in the case of any amendment, by the Borrowers and the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      12.3 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and transmitted by facsimile, or delivered,

      if to the Borrowers,

            Summo Minerals Corporation
            Summo USA Corporation
            1776 Lincoln Street
            Suite 900
            Denver, Colorado  80203
            Attention:  Gregory A. Hahn
            Facsimile:  (303) 863-1736

      if to the Agent,

            Resource Capital Fund L.P.
            2150 Republic Plaza Building
            370 Seventeenth Street
            Denver, Colorado 80202
            Attention:  James T. McClements
            Facsimile:  (303) 607-0150

and if to a Lender, at the address specified on the signature pages hereof, and as to each party, at such other address or number as shall be designated by such party in a written notice to the other. All such notices and communications shall be effective (a) when received, if physically delivered; and (b) upon confirmation of transmission, if sent by facsimile on a Business Day, addressed in each case as aforesaid, except that notices to the Lenders and the Agent under Articles 2 or 3 shall not be effective until received by the Lenders or the Agent.

      12.4 No Waiver; Remedies. No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder, or under any other Transaction Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or under any other Transaction Document, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      12.5 Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of legal counsel and any independent consultants to the Agent and all other out-of-pocket expenses of the Agent, and all costs and expenses, if any, of the Lenders and the Agent in connection with the protection of the Lenders' rights with respect to and the enforcement of this Agreement and the other Transaction Documents, and the other documents to be delivered hereunder (whether incurred before, during or after commencement of any bankruptcy, reorganization or insolvency actions pertaining to either of the Borrowers). All such expenses will be itemized in reasonable detail. In addition, the Borrowers jointly and severally agree to pay any and all stamp, mortgage recording and other taxes, filing fees or charges payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Transaction Documents, and the other documents to be delivered hereunder, and agree to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, filing fees or charges.

      12.6 Indemnification. The Borrowers jointly and severally agree to indemnify the Lenders and the Agent from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, claims, reasonable expenses or disbursements of any kind whatsoever (collectively "Losses") which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against any Lender or the Agent in any way relating to or arising out of this Agreement or any other Transaction Document, or any Instruments contemplated by or referred to herein or therein or the transactions contemplated thereby, except with respect to Losses arising entirely out of the bad faith, gross negligence or willful misconduct of a Lender or the Agent.

      12.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective permitted successors and assigns. The Borrowers shall have no right to assign any of their respective rights or obligations hereunder or any interest herein or in any other Transaction Document without the prior written consent of the Lenders. No such assignment by the Borrowers shall (a) be effective until the assignee has executed an assumption agreement in form satisfactory to the Lenders, or (b) relieve the assigning Person from any obligation or duty, then existing or later arising, under this Agreement or any other Credit Document to which the assigning Person is a party. The Lenders may assign their respective rights and interests hereunder and under the other Credit Documents or may grant participation interests therein or in the Credit Documents, and, to the extent of any such assignment, such assignee shall have the same obligations, rights and benefits with respect to the Borrowers as it would have had if it were an original Lender hereunder.

      12.8 GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, EXCEPT THE SECURITY DOCUMENTS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF. THE SECURITY DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED THEREIN, OR IF NONE IS SPECIFIED, BY THE LAWS OF THE JURISDICTION IN WHICH THE COLLATERAL SUBJECT THERETO IS PRINCIPALLY LOCATED.

      12.9 Submission to Jurisdiction. For the purpose of assuring that the Lenders may enforce their rights under this Agreement and the other Transaction Documents, the Borrowers for themselves, and their respective successors and assigns, hereby irrevocably (a) agree that any legal or equitable action, suit or proceeding against the Borrowers arising out of or relating to this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing may be instituted in any court in Denver, Colorado; (b) waive any objection which they may now or hereafter have to the venue of any such action, suit or proceeding or any claim of forum non conveniens; (c) submit themselves to the nonexclusive jurisdiction of any such court for purposes of any such action, suit or proceeding; and (d) waive any immunity from jurisdiction to which they might otherwise be entitled in any such action, suit or proceeding which may be instituted in any such court, and waive any immunity from the maintaining of an action against them to enforce in any such court or elsewhere, any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

      12.10 Waiver of Jury Trial. To the extent permitted by applicable law, each party hereto irrevocably and unconditionally waives the right to trial by jury in any legal or equitable action, suit or proceeding arising out of or relating to this Agreement, or the other Transaction Documents, or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing.

      12.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each of the parties to this Agreement will be entitled to rely upon delivery by facsimile machine of an executed copy of this Agreement and acceptance of such facsimile copy will be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

      12.12 Inconsistent Provisions. In the event of any conflict between this Agreement and any of the other Credit Documents, the provisions of this Agreement shall govern and be controlling.

      12.13 Termination of Agreement. Upon payment in full of the Loans and upon payment in full of all other amounts due hereunder and performance of all of the Borrowers' Obligations, this Agreement will terminate. Upon such termination, at the request and expense of the Borrowers, the Lenders or the Agent will provide written evidence of such termination, will release the Security Documents and will do such further acts, if any, as may be reasonably necessary to release any Liens in favor of the Lenders or the Agent in the Collateral.

      12.14 Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, and the other Transaction Documents contain the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as otherwise stated or referred to herein.

      12.15 Invalidity, etc. Each of the provisions contained in this Agreement and any Transaction Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement or the Transaction Documents. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrowers to the Lenders or the Agent hereunder exceed the maximum amount recoverable under the applicable laws of the State of Colorado, the amounts so payable hereunder shall be reduced to the maximum amount recoverable under the applicable laws of the State of Colorado.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER                                BORROWER

SUMMO USA CORPORATION                   SUMMO MINERALS CORPORATION

By: /s/ GREGORY A. HAHN                 By: /s/ GREGORY A. HAHN
    --------------------------              ------------------------------------
    Gregory A. Hahn                         Gregory A. Hahn
    President                               President


                                        AGENT

                                        RESOURCE CAPITAL FUND L.P.
                                        By: Resource Capital Associates L.L.C.,
                                            general partner

                                        By: /s/ JAMES T. McCLEMENTS
                                            ------------------------------------
                                            Managing Director


                                        LENDER

                                        ST. MARY MINERALS INC.

                                        By: /s/ MARK A. HELLERSTEIN
                                            ------------------------------------
                                            President and Chief Executive
                                            Officer


                                        Commitment Amount: $1,400,000

                                        Address for Notices:

                                        St. Mary Minerals Inc.
                                        1776 Lincoln Street
                                        Suite 1100
                                        Denver, Colorado  80203
                                        Attention: Mark A. Hellerstein
                                        Facsimile: (303) 861-8140


                                        LENDER

                                        RESOURCE CAPITAL FUND L.P.
                                        By: Resource Capital Associates L.L.C.,
                                            general partner

                                        By: /s/ JAMES T. McCLEMENTS
                                            ------------------------------------
                                            James T. McClements
                                            Managing Director

                                        Commitment Amount: $4,000,000

                                        Address for Notices:

                                        Resource Capital Fund L.P.
                                        2150 Republic Plaza Building
                                        370 Seventeenth Street
                                        Denver, Colorado  80202
                                        Attention: James C. McClements
                                        Facsimile: (303) 607-0150